Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Safe Pro Group, Inc. of our report dated April 17, 2024 on the consolidated financial statements of Safe Pro Group, Inc.as of December 31, 2023 and for the year then ended and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 8, 2025